SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

Cigna Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-08323	06-1059331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut 06002
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 16, 2011, Cigna Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the underwriters named in Schedule I of the Underwriting Agreement, with respect to the issuance and sale by the Company of 15,200,000 shares of common stock, par value $0.25 (the “Shares”) and the underwriters' option for 30 days following execution of the Underwriting Agreement to purchase up to an additional 2,280,000 Shares.  The Shares were sold pursuant to an effective shelf registration statement on Form S-3ASR, File No. 333-161227.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

A copy of the opinion of Davis Polk & Wardwell LLP, counsel to the Company, relating to the legality of the Shares is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

99.1
Underwriting Agreement, dated as of November 16, 2011, by and among Cigna Corporation and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date:	November 22, 2011	By:	/s/ Nicole S. Jones
			Name:	Nicole S. Jones
			Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
5.1	Opinion of Davis Polk & Wardwell LLP.	Filed herewith.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).	Filed herewith.

99.1
Underwriting Agreement, dated as of November 16, 2011, by and among Cigna Corporation and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.
Filed herewith.